                                                                     Exhibit 99

                                                                   NEWS RELEASE
        [HEINZ logo]

    "GOOD FOOD, EVERY DAY"

FOR RELEASE UPON RECEIPT

   HEINZ REPORTS THIRD QUARTER NET INCOME OF $202.2 MILLION, OR 57 CENTS PER
         SHARE, VS. $151.6 MILLION, OR 43 CENTS PER SHARE, IN PRIOR YEAR

o EXCLUDING SPECIAL ITEMS AND INCOME FROM DISCONTINUED OPERATIONS IN PRIOR YEAR, THIRD QUARTER INCOME UP 6%

o IMPROVED SALES MIX, SKU REDUCTION AND PRODUCTIVITY IMPROVEMENTS HELP INCREASE GROSS MARGINS 90 BASIS POINTS TO 37.2%, LED BY EUROPEAN OPERATIONS

o        THIRD QUARTER OPERATING FREE CASH FLOW OF $279 MILLION, UP 141% VS.
         PRIOR YEAR

o        YEAR-TO-DATE OPERATING FREE CASH FLOW IMPROVES 49% TO $697 MILLION

o        DOUBLE-DIGIT SALES GROWTH IN HEINZ'S U.S. FOODSERVICE BUSINESS

o NORTH AMERICAN SALES HELPED BY STRONG HEINZ(R)KETCHUP PERFORMANCE AND LAUNCH OF SMART ONES(R)"TRUTH ABOUT CARBS" AND ORE-IDA(R) EXTRA CRISPY FRIES

o        HEINZ(R) KETCHUP SCORES DOUBLE-DIGIT VOLUME GROWTH IN EUROPE

PITTSBURGH, February 24, 2004 -- H. J. Heinz Company (NYSE: HNZ) today reported net income of $202.2 million, or $0.57 per diluted share, for its third quarter, ended January 28, 2004. This is an increase of 33% versus the third quarter of Fiscal 2003 on a fully reported company basis. Prior-year results include earnings from discontinued operations of $21.8 million, or $0.06 per share, that were spun off and merged with Del Monte Corporation in December 2002.

On a continuing operations basis, without the profits associated with the spun-off business units:

o The current quarter diluted EPS of $0.57 per share is a 54% increase over the earnings of $0.37 per diluted share from continuing operations in the prior-year period.

o The current quarter diluted EPS of $0.57 is a 6% increase over last year's EPS of $0.54 per share for continuing operations, excluding special items that were recorded in Fiscal 2003.

(Comments on the third quarter that follow refer to the results of continuing operations, excluding special items. See attached tables for further details, including reconciliation of non-GAAP financial measures.)


H.J. Heinz Company, P.O. Box 57, Pittsburgh 15230-0057

         Commenting on the third quarter, H.J. Heinz Company Chairman, President and CEO William R. Johnson said: "Heinz had another strong performance in earnings and cash flow in the third quarter. We are on target to achieve our full-year Fiscal 2004 forecast range of $2.19 to $2.21 in Earnings Per Share, an 8 - 9% increase over the previous year. Importantly, we are also on pace for record cash flow as a result of a successful focus on working capital reduction.

         "During the quarter, we supported our leading brands with the successful launch of a number of exciting and innovative products designed to leverage new trends in health, wellness and taste. These include Smart Ones(R) `Truth About Carbs' frozen entrees, Ore-Ida(R) Extra Crispy Crinkle fries and One-Carb Heinz(R) Ketchup - each of whose strong early market results have exceeded our expectations. Heinz's U.S. Foodservice business continued its impressive turnaround with 10.2% sales growth in the third quarter, building on its excellent showing in the first half. As a global food company, we also continued to benefit from favorable foreign exchange translation rates, which are helping us underwrite innovation and creative marketing initiatives to drive growth in our leading brands around the world."

         Overall, third quarter sales were relatively flat (down 0.4%), as favorable foreign exchange translation rates were offset by the impact of divestitures, net of acquisitions. Base business volume was down slightly for the period, primarily due to the comparison with strong European tuna promotions in the third quarter of last year, competitive and trade pressure in Italy, and the timing of holiday sales in Indonesia.

         Heinz's Gross Profit Margin was 37.2% in the quarter, an increase of 90 basis points over the year-ago period. This improvement reflects the company's progress in reducing less-profitable Stock Keeping Units (SKUs), improving sales mix and productivity gains, especially in developing markets, as well as higher pricing in certain European countries. Operating income declined by 2.3% due to divestitures/deconsolidation, but net income from continuing operations grew 6% through lower interest costs and reduced minority interest expense.

         (On December 20, 2002, Heinz completed the transaction by which it spun off its U.S. and Canadian pet food, U.S. tuna and retail private label soup, and U.S. infant feeding businesses to its shareholders and then merged these businesses with Del Monte Corporation, a subsidiary of Del Monte Foods Company, NYSE:DLM. The results of the spun-off businesses have been accounted for as discontinued operations.)


THIRD QUARTER SEGMENT HIGHLIGHTS

NORTH AMERICAN CONSUMER PRODUCTS

         Sales of the North American Consumer Products segment decreased $14.0 million, or 2.6%, as favorable Canadian exchange rates were offset by divestitures. Volume rose 0.1%, and was impacted by the southern California grocery store strike and the effect of the low-carb diet phenomenon on the frozen entree category. Significant growth in Heinz(R) Ketchup and Ore-Ida(R) frozen potatoes WAs offset by declines in Canadian juices due to the timing of pricing. In line with Heinz's pricing strategy, lower pricing decreased sales 2.4%, as the Company invested in achieving more competitive Every Day Low Pricing across several leading brands.

         Innovation helped drive significant volume increases for Heinz(R) Ketchup and Ore-Ida(R) frozen potatoes, aided by the launch Of Ore-Ida(R) Extra Crispy Crinkle french fries, designed for consumers who want homemade french fries with the crunchiness of away-from-home fries.

         Sales in the quarter also benefited from the new Smart Ones(R) "Truth About Carbs" line of frozen entrees featuring six new recipes based on a smart balance of protein, fat and carbohydrates. Four of the new items quickly ranked among the brand's top five sellers. The introduction of these Smart Ones(R) varieties helped the brand's share of the nutritional meals category grow nearly two points during the critical January diet month. The Company expects improving volume trends to continue on Smart Ones(R) through the rest of the fiscal year.

         Operating income increased 2.6%, as productivity improvements more than offset the revenue impact of lower pricing.


HEINZ U.S. FOODSERVICE

         Heinz's U.S. Foodservice sales grew 10.2%, or $32.8 million, reflecting the acquisition of Truesoups LLC, as well as strong base business growth. Sales volume improved 3.6%, primarily due to increases in Heinz(R) Ketchup, single-serve condiments, Escalon(R) tomato products and Dianne's(R) frozen desserts.

         Operating income increased 6.1%, primarily reflecting double-digit sales growth and improved pricing, partially offset by higher commodity costs.


EUROPE

         Heinz Europe's sales rose $58.3 million, or 7.6%. Favorable exchange translation rates increased sales by 12.9%, partially offset by lower base business volume and divestitures. Lower volumes decreased sales 4.2%, primarily attributable to declines in European seafood and competitive and trade pressure in Italy. Reduced seafood volume reflects the overlap of strong promotional activity in the third quarter of Fiscal 2003, as the business was rebounding from an earlier product recall. Volume was also impacted by the continuing reduction of low-profit SKUs, which had a positive impact on gross margins. These decreases were partially offset by double-digit volume growth in Heinz(R) Ketchup, as record ketchup market shares were reached in the U.K. (76%), France (29%), Sweden (30%), Spain (23%), Denmark (31%) and Ireland (51%).

         Heinz Europe introduced a range of new products in the quarter, including the launch of the "Top-Down" ketchup bottle in 12 European countries and two new frozen potato varieties - Weight Watchers(R) roasted potatoes and Aunt Bessie's(R) mashed potatoes.

         Operating income increased 15.5%, mainly due to favorable foreign exchange translation rates and improved gross margins.

ASIA PACIFIC

         Sales in Asia Pacific grew $27.6 million, or 10.1%. Favorable exchange translation rates increased sales by 18.0%. After a very strong first-half performance (during which volume increased 5.8%), third quarter volume decreased sales 3.4%, primarily due to holiday timing of juice concentrate sales in Indonesia and the continuing reduction of low-profit SKUs. Lower pricing decreased sales 3.8%, reflecting declines in Tegel(R) resulting from lower short-term market prices for New Zealand poultry.

         Operating income increased 16.1%, driven by significant supply chain savings and favorable foreign exchange rates, which were partially offset by decreased pricing.

YEAR TO DATE HIGHLIGHTS

         Heinz reported net income of $607.7 million in the nine months ended January 28, 2004, up 31.1% compared to $463.7 million for the year-earlier period. Net income from continuing operations, excluding special items in both periods, was $573.5 million, up 7.6% compared to $532.9 million. Diluted earnings per share from continuing operations was $1.62 for the period, a 7.3% increase over $1.51 in the prior year (excluding special items).

         Sales increased 0.7% for the nine-month period, driven by strong volume increases in the Asia Pacific and Foodservice segments and the benefit of favorable foreign currency exchange rates, which was partially offset by divestitures/deconsolidation. Gross profit increased 3.7% and the Gross Profit Margin was 37.3%, up 110 basis points versus the prior year. Operating income increased $104.9 million, or 11.1%. Excluding special items in both periods, operating income increased 1.5%, while net income rose by 7.6%.

         The company's balance sheet and cash management showed significant improvement compared to the first nine months of Fiscal 2003. The Cash Conversion Cycle improved 10 days during the first nine months of the year compared to the prior-year period, and operating free cash flow improved 49% to $697 million.

MEETING WITH SECURITIES ANALYSTS - INTERNET BROADCASTS

Heinz will host a conference call with security analysts today at 8:30 a.m. (Eastern time). The call will be webcast live on www.heinz.com and will be archived for playback beginning at 2 p.m. The call is available live via conference call at 1-800-377-4562 (listen only). It will be hosted by Art Winkleblack, Executive Vice President and Chief Financial Officer; Jack Runkel, Vice President - Investor Relations; and Edward J. McMenamin, Vice President - Finance.

                                       # #

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, production, energy and raw material costs, the ability to maintain favorable supplier relationships, achieving cost savings programs and gross margins, currency valuations and interest rate fluctuations, success of acquisitions, joint ventures, and divestitures, new product and packaging innovations, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, the impact of e-commerce and e-procurement, risks inherent in litigation and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments, the possibility of increased pension expense and contributions, and other factors described in "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended April 30, 2003, and the Company's subsequent filings with the Securities and Exchange Commission. The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

                                       # #

ABOUT HEINZ: H.J. Heinz Company is one of the world's leading producers and marketers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks and infant foods. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales), Ore-Ida(R) french fries, Boston Market(R) and Smart Ones(R) meals and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.

                                      # # #

         CONTACT:          Media:
                           -----

                           Ted Smyth, 412-456-5780;

                           Debbie Foster, 412-456-5778;

                           Jack Kennedy, 412-456-5923;

                           OR Investors:
                              ---------

                           Jack Runkel, 412-456-6034

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             Third Quarter Ended                      Nine Months Ended
                                                     ------------------------------------    ------------------------------------
                                                     January 28, 2004    January 29, 2003    January 28, 2004    January 29, 2003
                                                          FY2004              FY2003              FY2004              FY2003
                                                     ----------------    ----------------    ----------------    ----------------
Sales                                                  $ 2,097,181         $ 2,105,003         $ 6,083,166         $ 6,043,487
Cost of products sold                                    1,317,934           1,342,958           3,815,625           3,857,784
                                                       -----------         -----------         -----------         -----------
Gross profit                                               779,247             762,045           2,267,541           2,185,703
Selling, general and
   administrative expenses                                 423,880             440,405           1,214,063           1,237,142
                                                       -----------         -----------         -----------         -----------
Operating income                                           355,367             321,640           1,053,478             948,561
Interest income                                              5,588               9,149              15,901              21,764
Interest expense                                            53,725              58,870             160,254             165,325
Other expense, net                                          (5,095)            (66,470)            (35,019)           (101,452)
                                                       -----------         -----------         -----------         -----------
Income from continuing operations
   before income taxes and effect of
   change in accounting principle                          302,135             205,449             874,106             703,548

Provision for income taxes                                  99,898              75,600             293,557             250,790
                                                       -----------         -----------         -----------         -----------

Income from continuing operations before
   effect of change in accounting principle                202,237             129,849             580,549             452,758
Income from discontinued operations, net of tax               --                21,770              27,200              88,738
                                                       -----------         -----------         -----------         -----------

Income before effect of change in
   accounting principle                                    202,237             151,619             607,749             541,496
Effect of change in accounting principle                      --                  --                  --               (77,812)
                                                       -----------         -----------         -----------         -----------
Net income                                             $   202,237         $   151,619         $   607,749         $   463,684
                                                       ===========         ===========         ===========         ===========

Income per common share - Diluted
    Continuing operations                              $      0.57         $      0.37         $      1.64         $      1.28
    Discontinued operations                                   --                  0.06                0.08                0.25
    Effect of change in accounting principle                  --                  --                  --                 (0.22)
                                                       -----------         -----------         -----------         -----------

    Net Income                                         $      0.57         $      0.43         $      1.72         $      1.31
                                                       ===========         ===========         ===========         ===========

Average common shares
outstanding - diluted                                      354,254             353,973             354,254             353,973
                                                       ===========         ===========         ===========         ===========

Income per common share - Basic
    Continuing operations                              $      0.58         $      0.37         $      1.65         $      1.29
    Discontinued operations                                   --                  0.06                0.08                0.25
    Effect of change in accounting principle                  --                  --                  --                 (0.22)
                                                       -----------         -----------         -----------         -----------
    Net Income                                         $      0.58         $      0.43         $      1.73         $      1.32
                                                       ===========         ===========         ===========         ===========
Average common shares
outstanding - basic                                        351,725             351,198             351,725             351,198
                                                       ===========         ===========         ===========         ===========
Cash dividends per share                               $    0.2700         $    0.4050         $    0.8100         $    1.2150
                                                       ===========         ===========         ===========         ===========

 Note:  Fiscals 2004 and 2003 include special items.
(Totals may not add due to rounding)

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
                                  SEGMENT DATA

                                                             Third Quarter Ended                      Nine Months Ended
                                                     ------------------------------------    ------------------------------------
                                                     January 28, 2004    January 29, 2003    January 28, 2004    January 29, 2003
                                                          FY2004              FY2003              FY2004              FY2003
                                                     ----------------    ----------------    ----------------    ----------------
Net external sales:
     North American Consumer Products                   $   521,753         $   535,792         $ 1,494,413         $ 1,541,581
     U.S. Foodservice                                       353,884             321,091           1,056,993             971,407
     Europe                                                 827,451             769,114           2,337,255           2,156,687
     Asia/Pacific                                           301,885             274,288             926,661             781,680
     Other Operating Entities                                92,208             204,718             267,844             592,132
                                                        -----------         -----------         -----------         -----------
     Consolidated Totals                                $ 2,097,181         $ 2,105,003         $ 6,083,166         $ 6,043,487
                                                        ===========         ===========         ===========         ===========

Intersegment revenues:
     North American Consumer Products                   $    13,449         $    14,548         $    42,429         $    42,349
     U.S. Foodservice                                         3,747               5,153              10,378              12,099
     Europe                                                   2,729               4,554              10,352              11,955
     Asia/Pacific                                               581                 780               2,158               2,508
     Other Operating Entities                                   609                 657               1,727               1,702
     Non-Operating                                          (21,115)            (25,692)            (67,044)            (70,613)
                                                        -----------         -----------         -----------         -----------
     Consolidated Totals                                $      --           $      --           $      --           $      --
                                                        ===========         ===========         ===========         ===========

Operating income (loss):
     North American Consumer Products                   $   126,534         $   103,807         $   359,265         $   329,085
     U.S. Foodservice                                        54,658              51,536             161,308             148,225
     Europe                                                 163,147             141,297             479,130             415,289
     Asia/Pacific                                            34,026              29,313             112,029              75,113
     Other Operating Entities                                 2,554              40,785              22,184              93,500
     Non-Operating                                          (25,552)            (45,098)            (80,438)           (112,651)
                                                        -----------         -----------         -----------         -----------
     Consolidated Totals                                $   355,367         $   321,640         $ 1,053,478         $   948,561
                                                        ===========         ===========         ===========         ===========

Operating income (loss) excluding special items:
     North American Consumer Products                   $   126,534         $   123,320         $   360,761         $   357,618
     U.S. Foodservice                                        54,658              51,536             163,808             151,453
     Europe                                                 163,147             141,297             454,331             415,289
     Asia/Pacific                                            34,026              29,313             112,029              75,113
     Other Operating Entities                                 2,554              40,785              22,184              93,500
     Non-Operating                                          (25,552)            (22,698)            (78,980)            (73,950)
                                                        -----------         -----------         -----------         -----------
     Consolidated Totals                                $   355,367         $   363,553         $ 1,034,133         $ 1,019,023
                                                        ===========         ===========         ===========         ===========

The company's revenues are generated via the sale of products in the following categories:

      Ketchup, Condiments and Sauces                    $   735,347         $   667,635         $ 2,229,197         $ 1,998,956
      Frozen Foods                                          526,150             506,938           1,402,629           1,469,338
      Convenience Meals                                     464,000             452,371           1,349,012           1,235,219
      Infant Feeding                                        222,652             199,759             629,769             577,846
      Other                                                 149,032             278,300             472,559             762,128
                                                        -----------         -----------         -----------         -----------
      Total                                             $ 2,097,181         $ 2,105,003         $ 6,083,166         $ 6,043,487
                                                        ===========         ===========         ===========         ===========

 The above amounts include the impact of acquisitions, divestitures (primarily affecting the Other and Frozen Foods categories) and foreign exchange.

                       H.J. HEINZ COMPANY AND SUBSIDIARIES
              SPECIAL ITEMS - THIRD QUARTER ENDED JANUARY 29, 2003

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the third quarter ended January 29, 2003:

                                                                      Third Quarter Ended January 29, 2003
                                                     ------------------------------------------------------------------
                                                         Net          Gross        Operating                     Per
                                                        Sales         Profit        Income        Income        Share
                                                     ----------      --------      --------      --------      --------
Reported results from continuing operations          $  2,105.0      $  762.0      $  321.6      $  129.8      $   0.37
     Reorganization costs                                --               1.6          32.5          51.5          0.15
     Loss on exit of non-strategic businesses            --            --               9.4          10.1          0.03
                                                     ----------      --------      --------      --------      --------
Results from continuing operations
     excluding special items                         $  2,105.0      $  763.6      $  363.6      $  191.5      $   0.54
                                                     ==========      ========      ========      ========      ========

(Note:  Totals may not add due to rounding.)

                       H.J. HEINZ COMPANY AND SUBSIDIARIES
     SPECIAL ITEMS - NINE MONTHS ENDED JANUARY 28, 2004 AND JANUARY 29, 2003

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides a reconciliation of the company's reported results from continuing operations to the results excluding special items for the nine months ended January 28, 2004 and January 29, 2003:

                                                                         Nine Months Ended January 28, 2004
                                                    -----------------------------------------------------------------------
                                                         Net           Gross         Operating                       Per
                                                        Sales          Profit          Income         Income         Share
                                                     ----------      ----------      ----------      --------      --------
Reported results from continuing operations         $  6,083.2      $  2,267.5      $  1,053.5       $  580.5       $   1.64
     Reorganization costs                               --                 4.0             9.5            6.2           0.02
     Gain on sale of the Northern European
        bakery business                                 --              --               (28.8)         (13.3)         (0.04)
                                                    ----------      ----------      ----------       --------       --------
Results from continuing operations
     excluding special items                        $  6,083.2      $  2,271.5      $  1,034.1       $  573.5       $   1.62
                                                    ==========      ==========      ==========       ========       ========


                                                                           Nine Months Ended January 29, 2003
                                                    -----------------------------------------------------------------------
                                                         Net           Gross         Operating                       Per
                                                        Sales          Profit          Income        Income *       Share*
                                                     ----------      ----------      ----------      --------      --------
Reported results from continuing operations          $  6,043.5      $  2,185.7      $    948.6      $  452.8      $   1.28
     Reorganization costs                                --                 3.5            61.1          70.1          0.20
     Loss on exit of non-strategic businesses            --              --                 9.4          10.1          0.03
                                                     ----------      ----------      ----------      --------      --------
Results from continuing operations
     excluding special items                         $  6,043.5      $  2,189.2      $  1,019.0      $  532.9      $   1.51
                                                     ==========      ==========      ==========      ========      ========

* Excludes the impact of cumulative effect of accounting change.
(Note:  Totals may not add due to rounding.)

                 H.J. HEINZ COMPANY AND SUBSIDIARIES
                     Non-GAAP Performance Ratios

The company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. The following table provides the calculation of those non-GAAP performance ratios discussed in the company's press release dated February 24, 2004:

NET DEBT CALCULATION

(amounts in thousands)                                        January 28, 2004     April 30, 2003     January 29, 2003
                                                                   FY 2004             FY 2003             FY 2003
                                                              ----------------     --------------     ----------------
        Short-term debt                                          $    11,358         $   146,838         $   142,840
        Long-term debt, including current portion                  5,096,471           4,784,091           4,948,126
                                                                 -----------         -----------         -----------
             Total debt                                            5,107,829           4,930,929           5,090,966

        Less:
             Value of interest rate swaps                           (206,563)           (294,802)           (227,307)
             Cash and cash equivalents                            (1,016,166)           (801,732)           (824,117)
                                                                 -----------         -----------         -----------

        Net Debt                                                   3,885,100           3,834,395           4,039,542
                                                                 -----------         -----------         -----------

        Preferred stock                                             (325,000)
                                                                 -----------

        Net Debt excluding SFAS No. 150 reclassification*        $ 3,560,100
                                                                 ===========


        * The adoption of SFAS No. 150 by the Company in the second quarter of Fiscal 2004 required the prospective classification of Heinz Finance Company's $325 million of mandatorily redeemable preferred shares from minority interest to long-term debt. The current period calculation of net debt excludes the effects of this reclassification in order to provide more meaningbul comparisons with prior periods.



OPERATING FREE CASH FLOW CALCULATION

(amounts in thousands)                                   Third Quarter Ended                 Nine Months Ended
                                                 -----------------------------------  ----------------------------------
                                                 January 28, 2004   January 29, 2003  January 28, 2004  January 29, 2003
                                                      FY 2004           FY 2003           FY 2004           FY 2003
                                                 ----------------   ----------------  ----------------  ----------------
        Cash provided by operating activities        $ 323,794         $ 144,249         $ 817,053         $ 561,185
        Capital expenditures                           (44,980)          (28,706)         (119,817)          (92,249)
                                                     ---------         ---------         ---------         ---------
             Operating Free Cash Flow                $ 278,814         $ 115,543         $ 697,236         $ 468,936
                                                     =========         =========         =========         =========